PRIVATE AND CONFIDENTIAL DRAFT v1

SALEM ANNOUNCES 19% INCREASE IN NET REVENUE

FOR THE THIRD QUARTER 2014

CAMARILLO, CA November 6, 2014 – Salem Communications Corporation (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2014.

Third Quarter 2014 Highlights

•

Total net revenue increased 19.0%

•

Adjusted EBITDA(1)  increased 14.3%

•

Free cash flow(1)  increased 29.5%

•

Internet and e-commerce revenue increased 54.5%

•

Publishing revenue increased 164.7%

•

Repaid $5.0 million in principal on our Term Loan B

Third Quarter 2014 Results

For the quarter ended September 30, 2014 compared to the quarter ended September 30, 2013:

Consolidated

•

Total revenue increased 19.0% to $69.6 million from $58.5 million;

•

Total operating expenses increased 22.7% to $60.8 million from $49.5 million;

•

Operating expenses, excluding gains and losses on asset disposals, non-cash stock-based compensation expense, and changes in the fair value of contingent earn-out consideration increased 21.8% to $59.9 million from $49.2 million;

•

Operating income decreased 1.4% to $8.8 million from $9.0 million;

•

Net income decreased to $3.7 million, or $0.14 net income per diluted share, from $5.3 million, or $0.21 net income per diluted share, in the prior year;

•

EBITDA (1) increased 10.5% to $14.1 million from $12.7 million; and

•

Adjusted EBITDA (1) increased 14.3% to $15.0 million from $13.1 million.

Broadcast

•

Net broadcast revenue increased 2.1% to $47.0 million from $46.0 million;

•

Station operating income (“SOI”) (1) decreased 5.3% to $14.4 million from $15.2 million;

•

Same station net broadcast revenue increased 1.0% to $46.5 million from $46.0 million;

•

Same station SOI decreased 4.8% to $14.4 million from $15.2 million; and

•

Same station SOI margin decreased to 31.1% from 33.0%.

Internet and e-commerce

•

Internet and e-commerce revenue increased 54.5% to $14.5 million from $9.4 million; and

•

Internet and e-commerce operating income (1) increased 30.4% to $3.6 million from $2.7 million.

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Publishing

•

Publishing revenue increased 164.7% to $8.1 million from $3.1 million; and

•

Publishing operating income (1) increased to $1.4 million from a loss of $0.2 million.

Included in the results for the quarter ended September 30, 2014 are:

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) increase in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle acquisitions; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended September 30, 2013 are:

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Per share numbers are calculated based on 26,265,957 diluted weighted average shares for the quarter ended September 30, 2014, and 25,921,391 diluted weighted average shares for the quarter ended September 30, 2013.

Year to Date 2014 Results

For the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013:

Consolidated

•

Total revenue increased 15.1% to $200.6 million from $174.2 million;

•

Operating expenses increased 19.8% to $178.9 million from $149.4 million;

•

Operating expenses excluding gains and losses on asset disposals, non-cash stock-based compensation expense, changes in the fair value of contingent earn-out consideration and impairment charges increased 20.0% to $176.5 million from $147.1 million;

•

Operating income decreased 12.8% to $21.7 million from $24.8 million;

•

Net income increased to $5.4 million, or $0.21 net income per diluted share, from a $8.1 million loss, or $0.32 net loss per share, in the prior year;

•

EBITDA (1) increased to $36.4 million from $8.4 million; and

•

Adjusted EBITDA (1) increased 0.8% to $38.8 from $38.5 million.

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Broadcast

•

Net broadcast revenue increased 3.0% to $140.4 million from $136.3 million;

•

SOI (1)  decreased 5.2% to $42.7 million from $45.0 million;

•

Same station net broadcast revenue increased 2.4% to $139.5 million from $136.2 million;

•

Same station SOI decreased 4.7% to $43.0 million from $45.1 million; and

•

Same station SOI margin decreased to 30.8% from 33.1%.

Internet and e-commerce

•

Internet and e-commerce revenue increased 44.1% to $41.8 million from $29.0 million; and

•

Internet and e-commerce operating income (1) increased 27.3% to $11.0 million from $8.6 million.

Publishing

•

Publishing revenue increased 105.4% to $18.4 million from $8.9 million; and

•

Publishing operating income (1) increased to $0.7 million from a loss of $0.8 million.

Included in the results for the nine months ended September 30, 2014 are:

•

A $0.9 million ($0.5 million, net of tax, or $0.02 per share) increase in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle acquisitions;

•

A $0.2 million loss ($0.1 million, net of tax) on disposals associated with the write-off of a receivable from a prior station sale and the relocation of our office and studio in San Francisco offset by insurance proceeds for damages associated with one of our stations; and

•

A $1.3 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting of:

o

$0.8 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Internet operating expenses; and

o

the remainder included in publishing operating expenses.

Included in the results for the nine months ended September 30, 2013 are:

•

A $27.8 million loss ($16.7 million, net of tax, or $0.68 per share) on the early retirement of long-term debt due to the repurchase of $212.6 million of our 9 5/8% senior secured second lien notes due in 2016 and the termination of then existing bank debt;

•

A $0.8 million impairment loss ($0.5 million, net of tax, or $0.02 per share) associated with the goodwill and mastheads of our publishing businesses; and

•

A $1.5 million non-cash compensation charge ($0.9 million, net of tax, or $0.04 per share) related to the expensing of stock options primarily consisting of:

o

$1.0 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.2 million non-cash compensation included in Internet operating expenses.

Per share numbers are calculated based on 26,032,789 diluted weighted average shares for the nine months ended September 30, 2014, and 24,832,140 diluted weighted average shares for the nine months ended September 30, 2013.

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Balance Sheet

As of September 30, 2014, the company had $2.8 million outstanding on its revolver and $284.0 million outstanding on the Term Loan B.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.42 versus a compliance covenant of 6.50.

Cash Distribution

Salem paid a quarterly cash distribution of $0.0625 per share on its Class A and Class B common stock on September 30, 2014 to shareholders of record as of September16, 2014.  The distributions totaled approximately $1.6 million.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2014:

•

On October 1, 2014, we completed the acquisition of radio station KXXT-AM in Phoenix, Arizona for $0.6 million.

Conference Call Information

Salem will host a teleconference to discuss its results on November 6, 2014 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-2214, passcode 9300007 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 20, 2014 and can be heard by dialing (719) 457-0820, passcode 9300007 or on the investor relations portion of the company’s website, located at www.salem.cc.

Fourth Quarter 2014 Outlook

For the fourth quarter of 2014, Salem is projecting total revenue to increase 6% to 8% over fourth quarter 2013 total revenue of $62.7 million.  The company is also projecting operating expenses before gains or losses on disposal of assets, impairment losses, changes in the fair value of contingent earn-out consideration and stock-based compensation expense to increase 8% to 11% as compared to the fourth quarter of 2013 operating expenses of $52.3 million.  Without the acquisition of Eagle, the company would be projecting revenue to be down 1% to up 1% and expenses to be down 1% to up 2%.

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About Salem Communications

Salem Communications Corporation is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programing focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programing.  Salem owns and operates 105 local radio stations, with 63 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Janet Mefferd.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Townhall.com, HotAir.com, Twitchy.com, HumanEvents.com and RedState.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Michelle Malkin and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming, YouthWorker Journal, The Singing News, Preaching and Townhall Magazine.

Salem Communications also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and specific investment advice for individual investors from seasoned financial experts Mark Skousen, Nicholas Vardy, Chris Versace and Doug Fabian. Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country's leading complementary health physicians.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salem.cc

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Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Internet and e-commerce operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Internet and e-commerce operating income is defined as Internet and e-commerce revenue minus Internet and e-commerce operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, change in estimated fair value of contingent earn-out consideration and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Internet and e-commerce operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Internet and e-commerce operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

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Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
		2013	2014	2013	2014
	(Unaudited)
Net broadcast revenue		$46,015	$46,962	$136,287	$140,393
Net Internet and e-commerce revenue		9,390	14,511	29,012	41,811
Net publishing revenue		3,071	8,130	8,941	18,369
Total net revenue		58,476	69,603	174,240	200,573
Operating expenses:
Broadcast operating expenses		30,847	32,596	91,258	97,695
Internet and e-commerce operating expenses		6,644	10,931	20,372	30,811
Publishing operating expenses		3,301	6,766	9,776	17,624
Corporate expenses		4,951	5,254	15,839	17,542
Change in the estimated fair value of contingent earn-out consideration		―	545	―	914
Impairment of indefinite-lived long-term assets other than goodwill		―	―	345	―
Impairment of goodwill		―	―	438	―
Depreciation and amortization		3,784	4,671	11,389	14,104
(Gain) loss on disposal of assets		(25)	(7)	(20)	214
Total operating expenses		49,502	60,756	149,397	178,904
Net operating income from continuing operations		8,974	8,847	24,843	21,669
Other income (expense):
Interest income		16	2	52	43
Interest expense		(3,770)	(4,139)	(13,212)	(11,986)
Change in fair value of interest rate swaps		(1,033)	1,046	2,545	(1,423)
Loss on early retirement of long-term debt		(16)	(18)	(27,792)	(26)
Net miscellaneous income and expenses		4	572	15	652
Income (loss) from continuing operations before income taxes		4,175	6,310	(13,549)	8,929
Provision (benefit from) for income taxes		(1,159)	2,567	(5,506)	3,492
Income (loss) from continuing operations		5,334	3,743	(8,043)	5,437
Loss from discontinued operations, net of tax		(11)	―	(26)	―
Net income (loss)		$5,323	$3,743	$(8,069)	$5,437

Basic income (loss) per share before discontinued operations		$0.21	$0.14	$(0.32)	$0.21
Income (loss) per share from discontinued operations, net of tax		―	―	―	―
Basic income (loss) per share after discontinued operations		$0.21	$0.14	$(0.32)	$0.21
Diluted income (loss) per share before discontinued operations		$0.21	$0.14	$(0.32)	$0.21
Income (loss) per share from discontinued operations, net of tax		―	―	―	―
Diluted income (loss) per share after discontinued operations		$0.21	$0.14	$(0.32)	$0.21
Distributions per share	$	―	$0.06	$0.10	$0.18

Basic weighted average shares outstanding		25,126,858	25,536,397	24,832,140	25,258,025
Diluted weighted average shares outstanding		25,921,391	26,265,957	24,832,140	26,032,789

Other data:
Station operating income		$15,168	$14,366	$45,029	$42,698
Station operating margin		33.0%	30.6%	33.0%	30.4%

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Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2013	September 30, 2014
		(Unaudited)
Assets
Cash	$65	$311
Trade accounts receivable, net	37,627	40,168
Deferred income taxes	6,876	6,876
Other current assets	6,477	12,054
Property, plant and equipment, net	98,928	100,296
Intangible assets, net	413,871	425,052
Fair value of interest rate swap agreement	3,177	1,754
Deferred financing costs	4,130	3,628
Other assets	3,962	2,413
Total assets	$575,113	$592,552

Liabilities and Stockholders’ Equity
Current liabilities	$31,782	$42,719
Long-term debt and capital lease obligations	287,672	283,506
Deferred income taxes	43,457	46,590
Other liabilities	10,417	14,603
Stockholders’ equity	201,785	205,134
Total liabilities and stockholders’ equity	$575,113	$592,552

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
	(Unaudited)
Capital Expenditures	$2,560	$1,793	$7,792	$7,910

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$46,015	$46,491	$136,238	$139,475
Net broadcast revenue – acquisitions	―	471	49	918
Total net broadcast revenue	$46,015	$46,962	$136,287	$140,393

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$30,847	$32,048	$91,139	$96,505
Broadcast operating expenses revenue – acquisitions	―	548	119	1,190
Total broadcast operating expenses	$30,847	$32,596	$91,258	$97,695

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$15,168	$14,443	$45,099	$42,970
Station operating income – acquisitions	―	(77)	(70)	(272)
Total station operating income	$15,168	$14,366	$45,029	$42,698

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
(Unaudited)
Reconciliation of SOI and Internet and e-commerce Operating Income and Publishing Operating Income to Net Operating Income from Continuing Operations
Station operating income	$15,168	$14,366	$45,029	$42,698
Internet and e-commerce operating income	2,746	3,580	8,640	11,000
Publishing operating income (loss)	(230)	1,364	(835)	745
Less:
Corporate expenses	(4,951)	(5,254)	(15,839)	(17,542)
Change in the estimated fair value of contingent earn-out consideration	―	(545)	―	(914)
Depreciation and amortization	(3,784)	(4,671)	(11,389)	(14,104)
Impairment of indefinite-lived long-term assets other than goodwill	―	―	(345)	―
Impairment goodwill	―	―	(438)	―
(Gain) loss on disposal of assets	25	7	20	(214)
Net operating income from continuing operations	$8,974	$8,847	$24,843	$21,669

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$13,095	$14,972	$38,539	$38,829
Less:
Stock-based compensation	(358)	(344)	(1,529)	(1,276)
Loss on early retirement of long-term debt	(16)	(18)	(27,792)	(26)
Discontinued operations, net of tax	(11)	―	(26)	―
Change in the estimated fair value of contingent earn-out consideration	―	(545)	―	(914)
Impairment of indefinite-lived long-term assets other than goodwill	―	―	(345)	―
Impairment of goodwill	―	―	(438)	―
(Gain) loss on disposal of assets	25	7	20	(214)
EBITDA	12,735	14,072	8,429	36,399
Plus:
Interest income	16	2	52	43
Less:
Depreciation and amortization	(3,784)	(4,671)	(11,389)	(14,104)
Interest expense	(3,770)	(4,139)	(13,212)	(11,986)
Change in fair value of interest rate swap	(1,033)	1,046	2,545	(1,423)
Provision for (benefit from) income taxes	1,159	(2,567)	5,506	(3,492)
Net income (loss)	$5,323	$3,743	$(8,069)	$5,437

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$13,095	$14,972	$38,539	$38,829
Less:
Cash interest	(3,549)	(4,122)	(13,384)	(10,804)
Cash taxes	(5)	(16)	(250)	(254)
Capital expenditures	(2,560)	(1,793)	(7,792)	(7,910)
Free Cash Flow	$6,981	$9,041	$17,113	$19,861

Selected Debt Data	Outstanding at September 30, 2014	Applicable Interest Rate
Term Loan B (1)	$134,000	4.50%
Term Loan B (2)	150,000	5.52%
Revolver	2,759	5.25%

(1)

Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)

Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.625% versus the Term Loan B debt floor of 1.00%.  The swap matures March 28, 2019.

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